UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2004

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street, Watertown, Massachusetts	02472

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 648-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

     On July 23, 2004, Acusphere, Inc. issued a press release announcing that it had entered into a lease agreement for 58,000 square feet of commercial manufacturing space in Tewksbury, Massachusetts. A copy of the press release is attached hereto as Exhibit 99.1 to this report. The press release is incorporated by reference herein and the foregoing description of the press release is qualified in its entirety by reference to the attached exhibit.

     The lease for the Tewksbury facility has a five year, nine month term with options to extend the lease for up to two additional five-year terms at predetermined rental rates. Initially, Acusphere will receive nine months of occupancy free of base rent followed by base rent of approximately $400,000 per year with scheduled annual rental rate increases. An initial security deposit of $1 million is required as part of the lease, subject to reductions upon the making by Acusphere of certain tenant improvements and the installation of equipment at the facility.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release dated July 23, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.
Dated: July 23, 2004	By:	/s/ John F. Thero
		Name:	John F. Thero
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated July 23, 2004, of Acusphere, Inc.